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                                                                    EXHIBIT 23.5

                                    CONSENT

     We hereby consent to the inclusion in this Registration Statement on Form
S-4 of our opinion, dated August   , 1996 and to the references to our firm in
the Proxy Statement/Prospectus which forms a part thereof under the captions "SUMMARY -- The Mergers," and "DESCRIPTION OF TRANSACTION -- Background of and Reasons for the Merger," and "-- Opinion of Leader's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder nor do we thereby admit that we are "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

SANDLER O'NEILL & PARTNERS, L.P.

By: SANDLER O'NEILL & PARTNERS CORP
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By: /s/  Christopher Quackenbush
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Its: Vice President
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July 26, 1996